    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 1998

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                          THE WILLIAMS COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      73-0569878
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172
                                 (918) 573-2000
         (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                             ---------------------
                           WILLIAM G. VON GLAHN, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          THE WILLIAMS COMPANIES, INC.
                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172
                                 (918) 573-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                    COPY TO:

                               MARLENE ALVA, ESQ.
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                             ---------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

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                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
     TITLE OF EACH CLASS OF           AMOUNT TO          OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
  SECURITIES TO BE REGISTERED       BE REGISTERED           PER UNIT             PRICE(1)              FEE
-----------------------------------------------------------------------------------------------------------------
Debt Securities; Preferred
  Stock, $1 par value...........         (2)                  (2)             $1,000,000,000        $278,000
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee.
(2) Not applicable pursuant to Form S-3 General Instruction II(D) under the Securities Act of 1933.

                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATES AS NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL BE EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 26, 1998

PROSPECTUS

                          THE WILLIAMS COMPANIES, INC.

                                 $1,000,000,000

                              DEBT SECURITIES AND

                                PREFERRED STOCK

                             ---------------------

     We will provide the specific terms of each series or issue of securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

          The date of this Prospectus is [                    ], 1998

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered in this prospectus. The Company has not included certain portions of the Registration Statement in this Prospectus as permitted by the Commission's rules and regulations. For further information, you should refer to the Registration Statement and its exhibits. The Company is subject to the informational requirements of the Securities Act of 1934, as amended (the "Exchange Act"), and therefore files reports and other information with the Commission.

     You may inspect and copy the Registration Statement (with exhibits), as well as such reports and other information filed by the Company with the Commission, at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Commission's public reference facilities by calling 1-800-SEC-0330. Information filed by the Company is also available at the Commission's worldwide web site at http://www.sec.gov. You can also obtain these materials at set rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                             ---------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS AND ITS SUPPLEMENT(S). WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                             ---------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company is incorporating by reference its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, ("Form 10-K"), the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998, and the Company's Current Reports on Form 8-K dated February 22, 1998, April 27, 1998, May 18, 1998, July 22, 1998 and October 21, 1998.

     All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement.

     The Company will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Written or oral requests for such copies should be directed to:
The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172,
Attention: Corporate Secretary, (918) 573-2000.

                     REPORTS TO HOLDERS OF DEBT SECURITIES

     The Company is not required to furnish annual and quarterly reports to holders of Debt Securities. The Company's annual report on Form 10-K containing audited financial statements will be provided to holders of Debt Securities upon request.

                             ---------------------

                          THE WILLIAMS COMPANIES, INC.

     The Williams Companies, Inc. is a holding company headquartered in Tulsa, Oklahoma. Through its operating subsidiaries, the Company engages in natural gas sales and transportation and related activities, including

     - Natural gas gathering, processing and treating

     - Transportation and terminaling of natural gas liquids, anhydrous ammonia, crude oil and petroleum products

     - Hydrocarbon exploration and production

     - Ethanol production and marketing

     - Crude oil refining

     - Natural gas liquids storage

     - Energy commodity marketing and trading

     - Motor fuel and merchandise marketing through convenience stores

     - Price risk management for the energy industry

The Company's communications subsidiaries offer communications technology and services, including

     - Data, voice and video services and products

     - Advertising distribution services

     - Video and multimedia services for the broadcast industry

     - Enhanced facsimile and video-conferencing services

     - Customer-premise voice and data equipment

     - Network integration and management services

     The Company conducts substantially all of its operations through subsidiaries. The Company performs management, legal, financial, tax, consultive, administrative and other services for its subsidiaries. The Company's principal sources of cash are external financings, dividends and advances from its subsidiaries, investments, payments by subsidiaries for services rendered and interest payments from subsidiaries on cash advances. The amount of dividends available to the Company from subsidiaries largely depends upon each subsidiary's earnings and operating capital requirements. The terms of certain subsidiaries' borrowing arrangements limit the transfer of funds to the Company.

     The Company was originally incorporated under the laws of the State of Nevada in 1949 and was reincorporated under the laws of the State of Delaware in 1987. The Company maintains its principal executive offices at One Williams Center, Tulsa, Oklahoma 74172 (telephone (918) 573-2000).

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including repayment of outstanding debt. The Company anticipates that it will raise additional funds from time to time through debt financings, including borrowings under the bank credit agreements of the Company.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

     The following table represents the Company's consolidated ratio of earnings to combined fixed charges and preferred stock dividend requirements for the periods shown.

 SIX MONTHS
    ENDED           YEAR ENDED DECEMBER 31,
JUNE 30, 1998   --------------------------------
-------------   1997   1996   1995   1994   1993
                --------------------------------
  1.77          2.32   2.58   2.15   2.21   2.62

For current information on the Ratio of Earnings to Fixed Charges, please see our most recent Form 10-K and 10-Q, see "Where You Can Find More Information."

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt, under an indenture (the "Senior Debt Indenture"), between the Company and First National Bank of Chicago, as Trustee, and, in the case of Debt Securities that will be subordinated debt, under an indenture (the "Subordinated Debt Indenture"), between the Company and First National Bank of Chicago, as Trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as the "Indenture" and collectively as the "Indentures." First National Bank of Chicago is referred to in this Prospectus as the "Trustee." The forms of the Indentures are filed as exhibits to the Registration Statement.

     The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture. For a full description of such provisions, including the definitions of certain terms used herein, and for other information regarding the Debt Securities, see the Indentures. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for the provisions relating to subordination and the Company's limitation on liens. See "Subordinated Debt" and "Certain Covenants of the Company." Neither Indenture contains any covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

CERTAIN DEFINITIONS

     Certain terms in Article One of the Senior Debt Indenture are summarized as follows:

     "Consolidated Funded Indebtedness" means the aggregate of all outstanding Funded Indebtedness of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated Net Tangible Assets" means the total assets appearing on a consolidated balance sheet of the Company and its consolidated Subsidiaries less, in general:

     - intangible assets;

     - current and accrued liabilities (other than Consolidated Funded Indebtedness and capitalized rentals or leases), deferred credits, deferred gains and deferred income;

     - reserves;

     - advances to finance oil or natural gas exploration and development to the extent that the indebtedness related thereto is excluded from Funded Indebtedness;

     - an amount equal to the amount excluded from Funded Indebtedness representing "production payment" financing of oil or natural gas exploration and development; and

     - minority stockholder interests.

     "Funded Indebtedness" means any Indebtedness which matures more than one year after the date the amount of Funded Indebtedness is being determined less any such indebtedness as will be retired through or by means of any deposit or payment required to be made within one year from such date under any prepayment provision, sinking fund, purchase fund or otherwise. Funded Indebtedness does not, however, include indebtedness of the Company or any of its Subsidiaries incurred to finance outstanding advances to others to finance oil or natural gas exploration and development to the extent that the latter are not in default in their obligations to the Company or such Subsidiary. Such term also does not include indebtedness of the Company or any of its Subsidiaries incurred to finance oil or natural gas exploration and development through what is commonly referred to as a "production payment" to the extent that the Company or any of its Subsidiaries have not guaranteed the repayment of the production payment.

     "Subsidiary" means any corporation at least a majority of the outstanding securities of which having ordinary voting power is owned by the Company and/or another Subsidiary or Subsidiaries.

GENERAL

     Neither of the Indentures limits the amount of Debt Securities, debentures, notes or other evidences of indebtedness that may be issued by the Company or any of its Subsidiaries. The Debt Securities will be unsecured senior or subordinated obligations of the Company. All of the operating assets of the Company and its Subsidiaries are owned by its Subsidiaries. Therefore, the Company's rights and the rights of the Company's creditors, including holders of Debt Securities, to participate in the assets of any Subsidiary upon the Subsidiary's liquidation or recapitalization will be subject to the prior claims of the Subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the Subsidiary. The ability of the Company to pay principal of and interest on the Debt Securities is, to a large extent, dependent upon the receipt by it of dividends or other payments from its Subsidiaries.

     The Indentures provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units. Special United States federal income tax considerations applicable to any Debt Securities so denominated are described in the relevant Prospectus Supplement.

     Reference is made to the Prospectus Supplement for the following terms of and information relating to the Debt Securities (to the extent such terms are applicable to such Debt Securities):

     - classification as senior or subordinated Debt Securities;

     - the specific designation, aggregate principal amount, purchase price and denomination of such Debt Securities;

     - currency or units based on or relating to currencies in which such Debt Securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable;

     - any date of maturity;

     - interest rate or rates (or method by which such rate will be determined), if any;

     - the dates on which any such interest will be payable;

     - the place or places where the principal of and interest, if any, on the Debt Securities will be payable;

     - any redemption or sinking fund provisions;

     - whether the Debt Securities will be issuable in registered or bearer form or both and, if Debt Securities in bearer form are issuable, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Debt Securities in bearer form;

     - any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Debt Securities held by a person who is not a U.S. Person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted, and if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; and

     - any other specific terms of the Debt Securities, including any additional events of default or covenants with respect to such Debt Securities.

     Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

     Debt Securities that bear interest will do so at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

REGISTERED GLOBAL SECURITIES

     The registered Debt Securities of a series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary"), or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

     Principal, premium, if any, and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee as the registered owner of such Registered Global Security. None of the Company, the Trustees or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants.

     If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within ninety days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities.

SENIOR DEBT

     The Debt Securities and any coupons that will constitute part of the senior debt of the Company will be issued under the Senior Debt Indenture and will rank equally and pari passu with all other unsecured and unsubordinated debt of the Company.

SUBORDINATED DEBT

     The Debt Securities and any coupons that will constitute part of the subordinated debt of the Company will be issued under the Subordinated Debt Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as obligations (other than nonrecourse obligations, the subordinated Debt Securities or any other obligations specifically designated as being subordinate in right of payment to Senior Indebtedness) of, or guaranteed or assumed by, the Company for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation. (Subordinated Debt Indenture, Section 1.1)

     In general, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made for such payment, before the holders of any of the subordinated Debt Securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by such subordinated Debt Securities in the event

          (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property or

          (b) that (i) a default shall have occurred with respect to the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist, or

          (c) that the principal of and accrued interest on any series of the subordinated Debt Securities shall have been declared due and payable upon an event of default pursuant to Section 5.1 of the Subordinated Debt Indenture and such declaration shall not have been rescinded and annulled as provided therein.

     If this Prospectus is being delivered in connection with a series of subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

CERTAIN COVENANTS OF THE COMPANY

     Liens. The Senior Debt Indenture provides that, subject to certain exceptions, the Company will not, nor will it permit any Subsidiary to, issue, assume or guarantee any indebtedness secured by a mortgage, pledge, lien, security interest or encumbrance ("mortgage") upon any of its properties without effectively providing that the senior Debt Securities issued thereunder shall be equally and ratably secured with such indebtedness. Among the exceptions are

     - certain purchase money mortgages;

     - certain preexisting mortgages on any property acquired or constructed by the Company or a Subsidiary;

     - certain mortgages created within one year after completion of such acquisition or construction;

     - certain mortgages created on any contract for the sale of products or services related to the operation or use of any property acquired or constructed within one year after completion of such acquisition or construction;

     - mortgages on property of a Subsidiary existing at the time it became a Subsidiary of the Company; and

     - mortgages, other than as specifically excepted, in an aggregate amount which, at the time of, and after giving effect to, the incurrence does not exceed 5 percent of Consolidated Net Tangible Assets (Senior Debt Indenture, Section 3.6)

     Consolidation, Merger, Conveyance of Assets. Each Indenture provides, in general, that the Company will not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless the corporation, limited liability company, limited partnership, joint stock company or trust formed by such consolidation or into which the Company is merged or the person which acquires such assets shall expressly assume the Company's obligations under such Indenture and the Debt Securities issued thereunder, and, immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing. (Section 9.1)

     Event Risk. Except for the limitations on liens described above, neither Indenture nor the Debt Securities contains any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

EVENT OF DEFAULT

     In general, an Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being:

          (a) default in payment of any principal of the Debt Securities of such series, either at maturity, upon any redemption, by declaration or otherwise;

          (b) default for 30 days in payment of any interest on any Debt Securities of such series unless otherwise provided;

          (c) default for 90 days after written notice in the observance or performance of any covenant or warranty in the Debt Securities of such series or such series or such Indenture other than (i) default in or breach of a covenant which is dealt with otherwise below or, (ii) if certain conditions are met, if the Events of Default described in this clause (c) are the result of changes in generally accepted accounting principles; or

          (d) certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1)

     In general, each Indenture provides that, (a) if an Event of Default described in clause (a) or (b) above or in (c) above with respect to less than all series of Debt Securities then outstanding occurs, the Trustee or the holders of not less than 25 percent in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding may then declare the entire principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default described in clause
(c) above which is applicable to all series of Debt Securities then outstanding or due to certain events of bankruptcy, insolvency and reorganization of the Company, shall have occurred and be continuing, the Trustee or the holders of not less than 25 percent in principal amount of all Debt Securities issued under such Indenture and then outstanding (treated as one class) may declare the entire principal of all such Debt Securities and interest accrued thereon to be due and payable immediately. Upon certain conditions such declarations may be annulled and the past defaults may be waived (except a continuing default in payment of principal of, premium, if any, or interest on such Debt Securities) by the holders of a majority in aggregate principal amount of the Debt Securities of all such affected series then outstanding. (Sections 5.1 and 5.10)

     Each Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities (treated as one class) issued under such Indenture before proceeding, at the request of such holders, to exercise any right or power under such Indenture. (Section 6.2) Subject to such provisions in each Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 5.9)

     In general, each Indenture provides that no holder of Debt Securities issued under such Indenture may institute any action against the Company under such Indenture (except actions for payment of principal or interest on or after the due date provided) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the Holders of not less than 25 percent in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity and the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding. (Section 5.6, 5.7 and 5.9)

     Each Indenture contains a covenant that the Company will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists. (Section 3.5)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Company can discharge or defease its obligations under each Indenture as set forth below. (Section 10.1)

     Under terms satisfactory to the Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities issued under such Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined in such Indenture) as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on such Debt Securities.

     The Company may also, upon satisfaction of the conditions listed below, discharge certain obligations to holders of any series of Debt Securities issued under such Indenture at any time ("defeasance"). Under terms satisfactory to the Trustee the Company may instead be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by Sections 3.6 and 9.1, in the case of the Senior Debt Indenture, and Section 9.1, in the case of the Subordinated Debt Indenture (which contain the covenants described above limiting liens and consolidations, mergers and conveyances of assets), and omit to comply with such Sections without creating an Event of Default ("Covenant Defeasance"). Defeasance or Covenant Defeasance may be effected only if, among other things:

          (i) the Company irrevocably deposits with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on all outstanding Debt Securities of such series issued under such Indenture;

          (ii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. In the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law; and

          (iii) in the case of the Subordinated Debt Indenture (a) no event or condition shall exist that, pursuant to certain provisions described under "Subordinated Debt" above, would prevent the Company from making payments of principal of or interest on the subordinated Debt Securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after such deposit date and (b) the Company delivers to the Trustee for the Subordinated Debt Indenture an opinion of counsel to the effect that (1) the trust funds will not be subject to any rights of holders of Senior Indebtedness and (2) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that, if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, then no opinion is given as to the effect of such laws on the trust funds except as set forth in the Subordinated Indenture relating to (i) the Trustee's valid and perfected security interest in such trust funds; (ii) adequate protection of holders of the Subordinated Debt Securities interests in such funds; and (iii) no prior rights of holders of Senior Debt Securities in property or interests granted to the Trustee or holders of the Subordinated Debt Securities in exchange for or with respect to such trust funds.

MODIFICATION OF THE INDENTURES

     Each Indenture provides that the Company and the Trustee may enter into supplemental indentures (which conform to the provisions of the Trust Indenture Act of 1939) without the consent of the holders to, in general: (a) secure any Debt Securities; (b) evidence the assumption by a successor person of the obligations of the Company; (c) add further covenants for the protection of the holders; (d) cure any ambiguity or correct any inconsistency in such Indenture, so long as such action will not adversely affect the interests of the holders;
(e) establish the form or terms of Debt Securities of any series; and (f) evidence the acceptance of appointment by a successor trustee. (Section 8.1)

     Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than the majority in principal amount of Debt Securities of each series issued under such Indenture then outstanding and affected (voting as one class) to, in general, add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that such changes conform to the Trust Indenture Act of 1939 and provided that the Company and the Trustee may not, without the consent of each holder of outstanding Debt Securities affected thereby, (a) extend the final maturity of the principal of any Debt Securities, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount) or interest thereon is payable, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of such Indenture relating to Debt Securities not denominated in U.S. dollars or for which conversion to another currency is required to satisfy the judgment of any court, or impair the right to institute suit for the enforcement of any payment on any Debt Securities when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification. (Section 8.2)

     The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby. (Subordinated Debt Indenture, Section 8.6)

CONCERNING THE TRUSTEE

     The Trustee is one of a number of banks with which the Company, its parent and its Subsidiaries maintain ordinary banking relationships and with which the Company and its Subsidiaries and Affiliates maintain credit facilities.

               LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

     Debt Securities in bearer form ("Bearer Debt Securities") are subject to special U.S. tax requirements and may not be offered, sold or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the Prospectus Supplement in the event that Bearer Debt Securities are issued for special procedures and restrictions that will apply to such an offering.

                         DESCRIPTION OF PREFERRED STOCK

     Under the Company's Certificate of Incorporation, as amended, the Company is authorized to issue up to 30,000,000 shares of Preferred Stock, par value $1.00 per share, in one or more series. At June 30, 1998, approximately two million (2,000,000) shares of Preferred Stock were outstanding. The following description of Preferred Stock sets forth certain general terms and provisions of the series of Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of a particular series of Preferred Stock will be described in the Prospectus Supplement relating to such series of Preferred Stock. If so indicated in the Prospectus Supplement relating thereto, the terms of any such series of Preferred Stock may differ from the terms set forth below. The description of Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock set forth in the Prospectus Supplement thereto do not purport to be complete and are qualified in their entirety by reference to the Certificate of Incorporation and to the certificate of designation relating to that series.

     The rights of the holders of each series of Preferred Stock will be subordinate to those of the Company's general creditors.

GENERAL

     The designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the Preferred Stock of each series shall be such as are stated and expressed in the Certificate of Incorporation and, to the extent not stated and expressed therein, shall be such as may be fixed by the certificate of designation relating to such series. A Prospectus Supplement, relating to each series, shall specify the terms of the Preferred Stock as follows:

          (a) the distinctive designation of such series and the number of shares which shall constitute such series;

          (b) the rate of dividends, if any, payable on shares of such series, the dates, if any, from which such dividends shall accrue, the dates when such dividends shall be payable, and whether such dividends shall be cumulative or noncumulative;

          (c) the amounts which the holders of the Preferred Stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company;

          (d) whether or not the Preferred Stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption.

     The Prospectus Supplement may, in a manner not inconsistent with the provisions of the Certificate of Incorporation,

     - limit the number of shares of such series which may be issued;

     - provide for a sinking fund for the purchase or redemption or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissue of shares of Preferred Stock purchased or otherwise reacquired or redeemed or retired through the operation thereof;

     - grant voting rights to the holder of shares of such series, in addition to and not inconsistent with those granted by the Certificate of Incorporation to the holders of Preferred Stock;

     - impose conditions or restrictions, upon the creation of indebtedness of the Company or upon the issue of additional Preferred Stock or other capital stock ranking equally therewith or prior thereto as to dividends or distribution of assets on liquidation;

     - impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, junior stock;

     - grant to the holders of the Preferred Stock of such series the right to convert such stock into shares of another series or class of capital stock; and

     - grant such other special rights to the holders of shares of such series as the Board of Directors may determine and as shall not be inconsistent with the provisions of the Certificate of Incorporation.

DIVIDENDS

     Subject to any limitations specified in the certificate of designation providing for the issuance thereof, the holders of the Preferred Stock of any series shall be entitled to receive, when and as declared by the Board of Directors, preferential dividends in cash, at the rate per annum, if any, fixed for such series, payable on such dates as may be specified in the certificate of designation providing for the issuance of Preferred Stock of such series, to stockholders of record on a date, preceding each such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to preferential dividends accrued on the shares of such series, and no dividend shall be declared or paid or set apart for payment for the Preferred Stock of any series unless at the same time a dividend in like proportion to the dividends accrued upon the Preferred Stock of each other series shall be declared or paid or set apart for payment, as the case may be, on Preferred Stock of each other series then outstanding; but this does not prevent the authorization or issuance of one or more series of Preferred Stock bearing dividends subject to contingencies as to the existence or amount of earnings of the Company during one or more fiscal periods, or as to other events, to which dividends on other series of Preferred Stock are not subject.

     So long as any shares of Preferred Stock shall remain outstanding, in no event shall any dividends whatsoever, whether in cash, stock or otherwise, be paid or declared, or any distribution be made on any class of junior stock, nor shall any shares of Preferred Stock (subject to certain limited exceptions) or junior stock be purchased, retired or otherwise acquired for a valuable consideration by the Company, unless all dividends accrued on outstanding shares of Preferred Stock for all past dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart.

     The ability of the Company, as a holding company, to pay dividends on the Preferred Stock will depend upon the payment of dividends, interest or other charges by subsidiaries to it. Debt instruments of certain subsidiaries of the Company limit the amount of payments to the Company which could affect the amount of funds available to the Company to pay dividends on the Preferred Stock.

     First Chicago Trust Company of New York is the registrar, transfer agent and dividend disbursing agent for the shares of the Preferred Stock.

REDEMPTION

     The Company, at the option of the Board of Directors, may redeem all or any part of the Preferred Stock of any series which by its terms is redeemable, at the time or times and on the terms and conditions fixed for such series, upon notice duly given in the manner provided in the certificate of designation providing for such series, by paying therefor in cash the sum fixed for such series, together, in each case, with an amount equal to accrued and unpaid dividends thereon. The certificate of designation providing for a series subject to redemption may provide that when notice of redemption of all or part of the shares of such series shall have been given, and the redemption price of such shares, together with accrued dividends to the date fixed as the redemption date, has been set aside by the Company, or deposited with a suitable depositary, for the pro rata benefit of the holders of the shares called for redemption, then the shares so called shall no longer be deemed outstanding, and all rights with respect to such shares, including the accrual of further dividends, other than the right to receive the redemption price of such shares without interest, shall cease.

VOTING RIGHTS

     Except as stated herein or expressly provided by law or except as may be provided for any series of Preferred Stock by the certificate of designation relating thereto, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of stockholders. On any matters on which the holders of the Preferred Stock or any series thereof shall be entitled to vote separately as a class or series, they shall be entitled to one vote for each share held.

     So long as any shares of Preferred Stock are outstanding, the Company shall not, without the consent of the holders of at least a majority of the number of shares of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at any annual meeting, or any special meeting called for the purpose, purchase, redeem or otherwise acquire for value any shares of the Preferred Stock or of any other stock ranking on a parity with the Preferred Stock in respect of dividends or distribution of assets on liquidation during the continuance of any default in the payment of dividends on the Preferred Stock.

LIQUIDATION RIGHTS

     In the event of any liquidation, dissolution or winding up of the affairs of the Company, voluntary or involuntary, then, before any distribution or payment can be made to the holders of any class of stock of the Company ranking junior to the Preferred Stock as to dividends or distribution of assets on liquidation, the holders of the Preferred Stock of the respective series shall be entitled to be paid in full the respective amount fixed, with respect to liquidation, dissolution or winding up, voluntary or involuntary, as the case may be, in the certificate of designation providing for the issue of shares of such series, plus a sum equal to all accrued and unpaid dividends thereon to the date of payment thereof. After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Company shall be distributed among the holders of the stocks of the Company ranking junior to the Preferred Stock according to their respective rights. In the event that the assets of the Company available for distribution to holders of Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock pro rata in proportion to the amounts payable upon each share thereof.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities in the following ways: (in) through agents; (ii) through underwriters; (iii) through dealers; and (iv) directly to purchasers.

     Offers to purchase the Securities may be solicited by agents designated by the Company from time to time. The Prospectus Supplement will name any such agent who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered and will set forth any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If any underwriters are utilized in the sale, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the Prospectus Supplement which will be used by the underwriter to make resales to the public of the Securities in respect of which this Prospectus is delivered will set forth the names of the underwriters and the terms of the transaction.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

     The Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing arrangement upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

     Each series of Debt Securities offered will be a new issue of securities and will have no established trading market. Such Debt Securities offered may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any Debt Securities offered.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the Securities in the open market.

                                    EXPERTS

     The consolidated financial statements and schedule of the Company appearing in the Company's Current Report on Form 8-K dated May 18, 1998, for the three years ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which is based in part on the report of Deloitte & Touche LLP, independent auditors, on the consolidated financial statements of MAPCO Inc. for the three year period ended December 31, 1997 appearing in the Current Report on Form 8-K of the Company dated May 18, 1998 and incorporated herein by reference (which report expresses an unqualified opinion and includes explanatory paragraphs relating to certain litigation to which MAPCO Inc. is a defendant and the change in its method of accounting for business process reengineering activities to conform to the consensus reached by the Emerging Issues Task Force in Issue No. 97-13). Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements and schedules of the Company included in or incorporated by reference in any documents filed pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering will be so included or incorporated by reference in reliance upon the reports of independent auditors pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such independent auditors as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Securities offered hereby will be passed upon for the Company by William G. von Glahn, Senior Vice President and General Counsel of the Company, and for the Underwriters by Davis Polk & Wardwell, New York, New York. Mr. von Glahn beneficially owns approximately 100,706 shares of the Company's Common Stock and also has exercisable options to purchase an additional 80,504 shares of the Company's Common Stock. Pursuant to its By-laws, the Company is required to indemnify Mr. von Glahn to the fullest extent permitted by Delaware law against any expenses actually and reasonably incurred by him in connection with any action, suit or proceeding in which he is made party by reason of his being an offer of the Company. The Company also maintains directors' and officers' liability insurance under which Mr. von Glahn is insured against certain expenses and liabilities.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Company in connection with the offering described in this Registration Statement:

                                                              APPROXIMATE
                                                                AMOUNT
                                                              -----------
Securities and Exchange Commission registration fee.........   $278,000
Printing and engraving expenses.............................     50,000
Accounting fees and expenses................................     25,000
Legal fees and expenses.....................................     30,000
Trustees' fees..............................................     12,000
Fees of rating agencies.....................................     50,000
Miscellaneous expenses......................................     30,000
                                                               --------
          TOTAL.............................................   $475,000
                                                               ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company, a Delaware corporation, is empowered by Section 145 of the General Corporation Law of the State of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding in which such person is made party by reason of their being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The By-laws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, the Company has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and to the extent insurance is maintained, for the continued coverage of such individuals.

     Policies of insurance are maintained by the Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         *1.1            -- Form of Underwriting Agreement (filed as Exhibit 1.1 to the Registration Statement on Form S-3 dated September 8,
                            1997).
         *1.2            -- Form of Distribution Agreement (filed as Exhibit 1.2 to the Registration Statement on Form S-3 dated September 8,
                            1997).
         *4.1            -- Form of Senior Debt Indenture (filed as Exhibit 4.1 to
                            the Registration Statement on Form S-3 dated September 8,
                            1997).
         *4.2            -- Form of Subordinated Debt Indenture (filed as Exhibit 4.2 to the Registration Statement on Form S-3 dated September
                            8, 1997).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         *4.3            -- Form of Floating Rate Senior Note (filed as Exhibit 4.3 to the Registration Statement on Form S-3 dated September
                            8, 1997).
         *4.4            -- Form of Fixed Rate Senior Note (filed as Exhibit 4.4 to the Registration Statement on Form S-3 dated September 8,
                            1997).
         *4.5            -- Form of Floating Rate Subordinated Note (filed as Exhibit
                            4.5 to the Registration Statement on Form S-3 dated
                            September 8, 1997).
         *4.6            -- Form of Fixed Rate Subordinated Note (filed as Exhibit
                            4.6 to the Registration Statement on Form S-3 dated
                            September 8, 1997).
         *4.7            -- Restated Certificate of Incorporation of the Company
                            (filed as Exhibit 4(a) to Form 8-B Registration
                            Statement, filed August 20, 1987).
         *4.8            -- Certificate of Amendment of Restated Certificate of
                            Incorporation, dated February 26, 1998 (filed as Exhibit
                            3(d) to Form 10-K for the fiscal year ended December 31,
                            1997).
         *4.9            -- Certificate of Amendment of Restated Certificate of
                            Incorporation, dated May 16, 1997 (filed as Exhibit 4.3
                            to the Registration Statement on Form S-8 filed November
                            21, 1997).
         *4.10           -- Certificate of Amendment of Restated Certificate of
                            Incorporation, dated May 20, 1994 (filed as Exhibit 3(d)
                            to Form 10-K for the fiscal year ended December 31,
                            1994).
         *4.11           -- Certificate of Designation with respect to the $3.50
                            Cumulative Convertible Preferred Stock (filed as Exhibit
                            3.1(c) to the Prospectus and Information Statement to
                            Amendment No. 2 to the Registration Statement on Form
                            S-4, filed March 30, 1995).
         *4.12           -- Certificate of Increase of Authorized Number of Shares of
                            Series A Junior Participating Preferred Stock (filed as
                            Exhibit 3(f) to Form 10-K for the fiscal year ended
                            December 31, 1995).
         *4.13           -- Certificate of Increase of Authorized Number of Shares of
                            Series A Junior Participating Preferred Stock, dated
                            December 31, 1997, (filed as Exhibit 3(g) to Form 10-K
                            for the fiscal year ended December 31, 1997).
         *4.14           -- Rights Agreement, dated as of February 6, 1996, between the Company and First Chicago Trust Company of New York
                            (filed as Exhibit 4 to the Company's
                            Form 8-K, filed January 24, 1996).
         *4.15           -- By-laws of the Company, as amended (filed, as amended, as
                            Exhibit 3 to
                            Form 10-Q for the quarter ended September 30, 1996).
         *4.16           -- Form of Senior Debt Indenture between the Company and
                            Chase Manhattan Bank (formerly Chemical Bank), Trustee,
                            relating to the 10 1/4% Debentures, due 2020; the 9 3/8%
                            Debentures, due 2021; the 8 1/4% Notes, due 1998;
                            Medium-Term Notes (9.10%-9.31%), due 2001; the 7 1/2%
                            Notes, due 1999, and the 8 7/8% Debentures, due 2012
                            (filed as Exhibit 4.1 to Form S-3 Registration Statement
                            No. 33-33294, filed February 2, 1990).
         *4.17           -- U.S. $1,000,000,000 Second Amended and Restated Credit
                            Agreement, dated as of July 23, 1997, among the Company
                            and certain of its subsidiaries, and the lenders named
                            therein and Citibank, N.A., as agent (filed as Exhibit
                            4.16 to the Registration Statement on Form S-3 dated
                            September 8, 1997).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         *4.18           -- Form of Senior Debt Indenture between the Company and The
                            First National Bank of Chicago, Trustee, relating to
                            6.50% Notes due 2002; 6.625% Notes due 2004; floating
                            rate notes due 2000; 6 1/8% Notes due 2001; and 6 1/8%
                            Mandatory Putable/ Remarketable Securities due 2012
                            (filed as Exhibit 4.1 to Registration Statement on Form
                            S-3 filed September 8, 1997).
         *4.19           -- Form of Debenture representing $360,000,000 principal
                            amount of 6% Convertible Subordinated Debenture Due 2005
                            (filed as Exhibit 4.7 to the Registration Statement on
                            Form S-8, filed August 30, 1996).
          5              -- Opinion and consent of counsel of the Company, relating to the validity of the Securities.
        *12              -- Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12 in the Company's Current Report on Form 8-K
                            dated May 18, 1998, and as Exhibit 12 to the Company's
                            Form 10-Q for the quarter ended June 30, 1998).
         23.1            -- Consent of Ernst & Young LLP.
         23.2            -- Consent of Deloitte & Touche LLP.
         23.3            -- Consent of counsel (contained in Exhibit 5).
         24.1            -- Powers of Attorney.
         24.2            -- Certified copy of resolutions authorizing signatures
                            pursuant to powers of attorney.
         25.1            -- Statement of Eligibility and Qualification on Form T-1
                            for Senior Debt Indenture.
         25.2            -- Statement of Eligibility and Qualification on Form T-1
                            for Subordinated Debt Indenture.

---------------

* Such exhibit has heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) of 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (sec.230,424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa and State of Oklahoma on the 26th day of October, 1998.

                                            THE WILLIAMS COMPANIES, INC.
                                                    (Registrant)

                                    By:         /s/ SHAWNA L. GEHRES
                                       -----------------------------------------
                                                   Shawna L. Gehres
                                                   Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                 /s/ KEITH E. BAILEY                   Chairman of the Board &
-----------------------------------------------------    President (principal
                  Keith E. Bailey*                       executive officer)

                /s/ JACK D. MCCARTHY                   Senior Vice President,
-----------------------------------------------------    Treasurer & Assistant
                  Jack D. McCarthy*                      Secretary (principal
                                                         financial officer)

                 /s/ GARY R. BELITZ                    Controller (principal
-----------------------------------------------------    accounting officer)
                   Gary R. Belitz*

                  /s/ GLENN A. COX                     Director                        October 26, 1998
-----------------------------------------------------
                    Glenn A. Cox

              /s/ THOMAS H. CRUIKSHANK                 Director
-----------------------------------------------------
                Thomas H. Cruikshank

                /s/ WILLIAM E. GREEN                   Director
-----------------------------------------------------
                  William E. Green

               /s/ PATRICIA L. HIGGINS                 Director
-----------------------------------------------------
                 Patricia L. Higgins

                  /s/ W. R. HOWELL                     Director
-----------------------------------------------------
                    W. R. Howell

               /s/ ROBERT J. LAFORTUNE                 Director
-----------------------------------------------------
                 Robert J. Lafortune

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                 /s/ JAMES C. LEWIS                    Director
-----------------------------------------------------
                   James C. Lewis

               /s/ JACK A. MACALLISTER                 Director
-----------------------------------------------------
                 Jack A. MacAllister

                /s/ FRANK T. MACINNIS                  Director
-----------------------------------------------------
                  Frank T. MacInnis

                 /s/ PETER C. MEINIG                   Director
-----------------------------------------------------
                   Peter C. Meinig

                   /s/ KAY A. ORR                      Director                        October 26, 1998
-----------------------------------------------------
                     Kay A. Orr

                /s/ GORDON R. PARKER                   Director
-----------------------------------------------------
                  Gordon R. Parker

               /s/ JOSEPH H. WILLIAMS                  Director
-----------------------------------------------------
                 Joseph H. Williams

              *By /s/ SHAWNA L. GEHRES
  -------------------------------------------------
                  Shawna L. Gehres
                  Attorney-in-Fact

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         *1.1            -- Form of Underwriting Agreement (filed as Exhibit 1.1 to the Registration Statement on Form S-3 dated September 8,
                            1997).
         *1.2            -- Form of Distribution Agreement (filed as Exhibit 1.2 to the Registration Statement on Form S-3 dated September 8,
                            1997).
         *4.1            -- Form of Senior Debt Indenture (filed as Exhibit 4.1 to
                            the Registration Statement on Form S-3 dated September 8,
                            1997).
         *4.2            -- Form of Subordinated Debt Indenture (filed as Exhibit 4.2 to the Registration Statement on Form S-3 dated September
                            8, 1997).
         *4.3            -- Form of Floating Rate Senior Note (filed as Exhibit 4.3 to the Registration Statement on Form S-3 dated September
                            8, 1997).
         *4.4            -- Form of Fixed Rate Senior Note (filed as Exhibit 4.4 to the Registration Statement on Form S-3 dated September 8,
                            1997).
         *4.5            -- Form of Floating Rate Subordinated Note (filed as Exhibit
                            4.5 to the Registration Statement on Form S-3 dated
                            September 8, 1997).
         *4.6            -- Form of Fixed Rate Subordinated Note (filed as Exhibit
                            4.6 to the Registration Statement on Form S-3 dated
                            September 8, 1997).
         *4.7            -- Restated Certificate of Incorporation of the Company
                            (filed as Exhibit 4(a) to Form 8-B Registration
                            Statement, filed August 20, 1987).
         *4.8            -- Certificate of Amendment of Restated Certificate of
                            Incorporation, dated February 26, 1998 (filed as Exhibit
                            3(d) to Form 10-K for the fiscal year ended December 31,
                            1997).
         *4.9            -- Certificate of Amendment of Restated Certificate of
                            Incorporation, dated May 16, 1997 (filed as Exhibit 4.3
                            to the Registration Statement on Form S-8 filed November
                            21, 1997).
         *4.10           -- Certificate of Amendment of Restated Certificate of
                            Incorporation, dated May 20, 1994 (filed as Exhibit 3(d)
                            to Form 10-K for the fiscal year ended December 31,
                            1994).
         *4.11           -- Certificate of Designation with respect to the $3.50
                            Cumulative Convertible Preferred Stock (filed as Exhibit
                            3.1(c) to the Prospectus and Information Statement to
                            Amendment No. 2 to the Registration Statement on Form
                            S-4, filed March 30, 1995).
         *4.12           -- Certificate of Increase of Authorized Number of Shares of
                            Series A Junior Participating Preferred Stock (filed as
                            Exhibit 3(f) to Form 10-K for the fiscal year ended
                            December 31, 1995).
         *4.13           -- Certificate of Increase of Authorized Number of Shares of
                            Series A Junior Participating Preferred Stock, dated
                            December 31, 1997, (filed as Exhibit 3(g) to Form 10-K
                            for the fiscal year ended December 31, 1997).
         *4.14           -- Rights Agreement, dated as of February 6, 1996, between the Company and First Chicago Trust Company of New York
                            (filed as Exhibit 4 to the Company's
                            Form 8-K, filed January 24, 1996).
         *4.15           -- By-laws of the Company, as amended (filed, as amended, as
                            Exhibit 3 to
                            Form 10-Q for the quarter ended September 30, 1996).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         *4.16           -- Form of Senior Debt Indenture between the Company and
                            Chase Manhattan Bank (formerly Chemical Bank), Trustee,
                            relating to the 10 1/4% Debentures, due 2020; the 9 3/8%
                            Debentures, due 2021; the 8 1/4% Notes, due 1998;
                            Medium-Term Notes (9.10%-9.31%), due 2001; the 7 1/2%
                            Notes, due 1999, and the 8 7/8% Debentures, due 2012
                            (filed as Exhibit 4.1 to Form S-3 Registration Statement
                            No. 33-33294, filed February 2, 1990).
         *4.17           -- U.S. $1,000,000,000 Second Amended and Restated Credit
                            Agreement, dated as of July 23, 1997, among the Company
                            and certain of its subsidiaries, and the lenders named
                            therein and Citibank, N.A., as agent (filed as Exhibit
                            4.16 to the Registration Statement on Form S-3 dated
                            September 8, 1997).
         *4.18           -- Form of Senior Debt Indenture between the Company and The
                            First National Bank of Chicago, Trustee, relating to
                            6.50% Notes due 2002; 6.625% Notes due 2004; floating
                            rate notes due 2000; 6 1/8% Notes due 2001; and 6 1/8%
                            Mandatory Putable/ Remarketable Securities due 2012
                            (filed as Exhibit 4.1 to Registration Statement on Form
                            S-3 filed September 8, 1997).
         *4.19           -- Form of Debenture representing $360,000,000 principal
                            amount of 6% Convertible Subordinated Debenture Due 2005
                            (filed as Exhibit 4.7 to the Registration Statement on
                            Form S-8, filed August 30, 1996).
          5              -- Opinion and consent of counsel of the Company, relating to the validity of the Securities.
        *12              -- Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12 in the Company's Current Report on Form 8-K
                            dated May 18, 1998, and as Exhibit 12 to the Company's
                            Form 10-Q for the quarter ended June 30, 1998).
         23.1            -- Consent of Ernst & Young LLP.
         23.2            -- Consent of Deloitte & Touche LLP.
         23.3            -- Consent of counsel (contained in Exhibit 5).
         24.1            -- Powers of Attorney.
         24.2            -- Certified copy of resolutions authorizing signatures
                            pursuant to power of attorney.
         25.1            -- Statement of Eligibility and Qualification on Form T-1
                            for Senior Debt Indenture.
         25.2            -- Statement of Eligibility and Qualification on Form T-1
                            for Subordinated Debt Indenture.

---------------

* Such exhibit has heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.